UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2010

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2010, TeleTech Holdings, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders voted on the following proposals:

1.             To elect directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Kenneth D. Tuchman	56,061,470	491,931	2,076,296
James E. Barlett	56,457,210	96,191	2,076,296
William Linnenbringer	56,006,836	546,565	2,076,296
Ruth C. Lipper	54,994,893	1,558,508	2,076,296
Shrikant Mehta	56,425,511	127,890	2,076,296
Anjan Mukherjee	56,455,244	98,157	2,076,296
Robert M. Tarola	56,457,732	95,669	2,076,296
Shirley Young	56,476,303	77,098	2,076,296

2.             To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes
58,144,693	467,597	17,407	—

3.             To approve the TeleTech Holdings, Inc. 2010 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
53,311,829	2,652,353	589,219	2,076,296

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer